EXHIBIT 99.1

News Release

Contact: Corporate Communications

Houston: 713.324.5080

Email: corpcomm@coair.com

News archive: continental.com/news/ Address: P.O. Box 4607, Houston, TX 77210-4607

CONTINENTAL AIRLINES ANNOUNCES CLOSING

OF FLOATING RATE SECURED SUBORDINATED NOTES

HOUSTON, May 9, 2003 -- Continental Airlines, Inc. (NYSE: CAL) today announced the closing of an offering of $100 million of Floating Rate Secured Subordinated Notes due December 2007. The securities are collateralized by a pool of spare parts related to Boeing 737 Next Generation, 757, 767 and 777 aircraft and subordinated to $200 million of senior notes secured by the same collateral. The company issued the securities in a private placement to qualified institutional buyers in the United States pursuant to Rule 144A under the Securities Act of 1933 and certain other investors pursuant to Regulation S of the Securities Act of 1933.

Continental intends to use the net proceeds from the offering for general corporate purposes.

The securities have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

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